UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2020

Enterprise Diversified, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-27763 (Commission File Number)	88-0397234 (IRS Employer Identification No.)

1518 Willow Lawn Drive

Richmond, VA 23230

(Address of Principal Executive Offices)

(434) 336-7737

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01     Entry into a Material Definitive Agreement.

On July 24, 2020, the Board of Directors (the “Board”) of Enterprise Diversified, Inc., a Nevada corporation (the “Company”), approved and adopted a certain stockholder rights agreement styled as the Tax Benefit Preservation Plan, dated as of July 24, 2020 (the “Rights Agreement”), by and between the Company and Colonial Stock Transfer Company, Inc., as rights agent (the “Rights Agent”). The Board had considered that, in light of current prevailing market conditions, the Company and its stockholders could be vulnerable to significant acquisitions of the Company’s common stock by either existing stockholders or third parties, without the support of the Board, that inadvertently could trigger an undesirable “ownership change” of the Company under current U.S. tax principles – specifically, as such is defined under Section 382 of the Internal Revenue Code of 1986, as amended – thereby irreversibly limiting the Company’s ability to use, for U.S. income tax purposes, net operating losses, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers, losses or deductions attributable to a “net unrealized built-in loss” within the meaning of Section 382 and other valuable tax attributes of the Company or its Subsidiaries. Accordingly, the Rights Agreement was adopted by the Board as a means designed to safeguard against inadvertent diminution or limitation of the Company’s valuable tax assets.

Pursuant to the Rights Agreement, the Board declared a dividend of one preferred share purchase right (each, a “Right”) for each outstanding share of common stock, par value $0.125, of the Company (each a “Common Share” and, collectively, the “Common Shares”). The Rights are distributable to stockholders of record as of the close of business on July 31, 2020 (the “Record Date”). One Right will also be issued together with each Common Share issued by the Company after July 31, 2020, but before the Distribution Date (as defined below) (or the earlier redemption or expiration of the Rights) and, in certain circumstances, after the Distribution Date.

Generally, the Rights Agreement works by substantially diluting any person or group that acquires beneficial ownership of 4.99% or more of the Common Shares without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination or significant share acquisition involving the Company that is not approved by the Board. The Rights Agreement is not intended to interfere with any merger, tender or exchange offer or other business combination or significant share acquisition approved by the Board. Nor does the Rights Agreement prevent the Board from considering any offer, transaction or arrangement that it considers to be in the best interest of the Company’s stockholders.

The following is a summary description of the Rights and material terms and conditions of the Rights Agreement. This summary is intended to provide a general description only, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Rights Agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

The Rights

Subject to the terms, provisions and conditions of the Rights Agreement, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one one-hundredth of a share of the newly-designated series of preferred stock, Series A Preferred Stock, par value $0.001 per share, of the Company (each, a “Series A Preferred Share” and, collectively, the “Series A Preferred Shares”), at an exercise price of $10.00 per one one-hundredth of a Series A Preferred Share, subject to adjustment (the “Exercise Price”). If issued, each one one-hundredth of a Series A Preferred Share would give the stockholder approximately the same dividend, voting and liquidation rights as does one Common Share. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including, without limitation, any dividend, voting or liquidation rights. A copy of the Certificate of Designation of Series A Preferred Stock (the “Series A Certificate of Designation”) that the Company intends to file with the Secretary of State of the State of Nevada imminently, and, in any event, as soon as reasonably practicable, to designate the Series A Preferred Shares is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Initial Exercisability

Initially, the Rights will not be exercisable, certificates will not be sent to stockholders and the Rights will automatically trade with the Common Shares. Until the Rights separate from the Common Shares and become exercisable (or the earlier redemption or expiration of the Rights), the Rights will be evidenced by Common Share certificates; Rights relating to any uncertificated Common Shares that are registered in book entry form will be represented by a notation in book entry on the records of the Company; and the surrender for transfer of any Common Shares will also constitute the transfer of the associated Rights.

Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Shares and become exercisable following the earlier to occur of (i) the tenth (10th) business day (or such later date as may be determined by the Board) after the day on which a public announcement or filing with the Securities and Exchange Commission (the “SEC”) is made indicating that a person has become an Acquiring Person (as defined below) or that discloses information which reveals the existence of an Acquiring Person (the “Shares Acquisition Date”), or (ii) the tenth (10th) business day (or such later date as may be determined by the Board) after the commencement by any person (other than certain exempted persons) of, or the first public announcement of the intent of any person (other than certain exempted persons) to commence, a tender or exchange offer by or on behalf of a person, the successful consummation of which would result in any person (other than certain exempted persons) becoming an Acquiring Person, irrespective of whether any shares are actually purchased or exchanged pursuant to such offer (the earlier of these dates is called the “Distribution Date”).

After the Distribution Date, separate rights certificates will be issued and the Rights may be transferred other than in connection with the transfer of the underlying Common Shares unless and until the Board has determined to effect an exchange pursuant to the Rights Agreement (as described below).

Acquiring Person

Under the Rights Agreement, an Acquiring Person is any person who or which, together with all Affiliates and Associates (as defined in the Rights Agreement) of such person, from and after the first public announcement by the Company of the adoption of the Rights Agreement, is or becomes the beneficial owner of 4.99% or more of the Common Shares outstanding, subject to various exceptions. For purposes of the Rights Agreement, beneficial ownership is defined to include the ownership of derivative securities.

The Rights Agreement provides that an Acquiring Person does not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any person organized, appointed, or established to hold Common Shares pursuant to any employee benefit plan of the Company or for the purpose of funding any such plan.

The Rights Agreement also provides that the following persons shall not be deemed an Acquiring Person thereunder: (i) any person who or which becomes the beneficial owner of 4.99% or more of the Common Shares then outstanding solely as a result of the initial grant or vesting of any options, warrants, rights or similar interests (including restricted shares and restricted stock units) by the Company to its directors, officers and employees pursuant to any employee benefit or stock ownership plan of the Company, or the acquisition of Common Shares upon the exercise or conversion of any such securities so granted; (ii) any person who or which becomes the beneficial owner of 4.99% or more of the Common Shares then outstanding solely as the result of an acquisition of Common Shares by the Company or other exempt person that, by virtue of reducing the number of Common Shares outstanding, has the result of increasing the proportionate number of Common Shares owned by such person to 4.99% or more of the Common Shares then outstanding; (iii) any person who or which became the beneficial owner of 4.99% or more of the Common Shares then outstanding as a result of the acquisition of Common Shares directly from the Company; or (iv) any person who or which would otherwise be an Acquiring Person but who or which the Board determines, in its sole discretion, had become such inadvertently (including, without limitation, because (A) such person was unaware that it beneficially owned a percentage of the Common Shares that would otherwise cause such person to be an “Acquiring Person,” or (B) such person was aware of the extent of its beneficial ownership of Common Shares but had no actual knowledge of the consequences of such beneficial ownership under the Rights Agreement), and who or which thereafter within five (5) business days of being requested by the Company, reduces such person’s beneficial ownership to less than 4.99% of the Common Shares then outstanding.

“Grandfathering” of Existing Holders

The Rights Agreement also provides that any person who or which, together with all Related Persons of such Person, would be deemed an Acquiring Person as of the time immediately prior to the first public announcement by the Company of the adoption of the Rights Agreement (each a “Grandfathered Person”), shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement unless and until a Grandfathered Person becomes the beneficial owner of one or more additional Common Shares after the first public announcement by the Company of the adoption of the Rights Agreement (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares, pursuant to a split, reclassification or subdivision of the outstanding Common Shares or pursuant to the acquisition of beneficial ownership of Common Shares upon the vesting or exercise of any option, warrants or other rights, or upon the initial grant or vesting of restricted stock, granted or issued by the Company to its directors, officers and employees, pursuant to a compensation or benefits plan or arrangement adopted by the Board). However, if upon acquiring beneficial ownership of one or more additional Common Shares at any time after the first public announcement by the Company of the adoption of the Rights Agreement, the Grandfathered Person does not, at such time, beneficially own 4.99% or more of the Common Shares then outstanding, the Grandfathered Person will not be treated as an “Acquiring Person” for purposes of the Rights Agreement.

Trigger

If a person becomes an Acquiring Person, then, following the occurrence of the Distribution Date and subject to the terms, provisions and conditions of the Rights Agreement, each Right will entitle the holder thereof to purchase from the Company, upon payment of the Exercise Price, in lieu of a number of one one-hundredths of a Series A Preferred Share, a number of Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of twice the Exercise Price. However, the Rights are not exercisable until such time as the Rights are no longer redeemable by the Company, as further described below.

Following the occurrence of an event set forth in the preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will become null and void and nontransferable.

Redemption of the Rights

At any time until the close of business on the tenth (10th) business day after the Shares Acquisition Date (or, if the tenth (10th) business day after the Shares Acquisition Date occurs before the Record Date, the close of business on the Record Date), or thereafter under certain circumstances, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The Redemption Price may be paid in cash, Common Shares or other forms of consideration, as determined by the Board, in the exercise of its sole discretion. The redemption of the Rights may be made effective at such time, on such basis and subject to such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price without any interest thereon.

Exchange of the Rights

At any time after any person becomes an Acquiring Person, and prior to the acquisition by any person of beneficial ownership of fifty percent (50%) or more of the Common Shares, the Board may, at its option, cause the Company to exchange all or part of the then-outstanding and exercisable Rights (other than Rights held by the Acquiring Person or any Affiliate or Associate thereof, which would have become null and void and nontransferable in accordance with the terms of the Rights Agreement), in whole or in part, for Common Shares at an exchange ratio (subject to adjustment) of one Common Share for each Right.

In any exchange of the Rights pursuant to the Rights Agreement, the Company, at its option, may, and to the extent there are an insufficient number of authorized Common Shares not reserved for any other purpose to exchange for all of the outstanding Rights, shall, substitute preferred stock or other securities of the Company for some or all of the Common Shares exchangeable for Rights such that the aggregate value received by a holder of Rights in exchange for each Right is substantially the same value as one Common Share. The exchange of the Rights by the Board may be made effective at such time, on such basis, and subject to such conditions as the Board in its sole discretion may establish. Immediately upon the action of the Board authorizing the exchange of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Common Shares or other consideration issuable in connection with the exchange.

Expiration of the Rights

The Rights and the Rights Agreement will expire upon the earliest to occur of (i) 5:00 p.m., New York City time, on July 23, 2023, (ii) the date on which all of the Rights are redeemed by the Company, and (iii) the date on which all of the Rights are exchanged (upon the Board’s determination).

Amendment of Rights Agreement

Except as otherwise provided in the Rights Agreement, the Company, by action of the Board, may from time to time, in its sole and absolute discretion, supplement or amend any provision of the Rights Agreement in any respect without the approval of any holders of Rights, including, without limitation, in order to (i) cure any ambiguity in the Rights Agreement, (ii) correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with any other provisions contained therein, (iii) shorten or lengthen any time period in the Rights Agreement, or (iv) otherwise change, amend, or supplement any provisions in the Rights Agreement in any manner that the Company may deem necessary or desirable; provided, however, that from and after such time as any person becomes an Acquiring Person, the Rights Agreement may not be supplemented or amended in any manner that would adversely affect the interests of the holders of Rights (other than Rights that have become null and void pursuant to the Rights Agreement) as such or cause the Rights Agreement to become amendable other than in accordance with the terms of the Rights Agreement. Without limiting the foregoing, the Company, by action of the Board, may at any time before any person becomes an Acquiring Person amend the Rights Agreement to make the provisions of the Rights Agreement inapplicable to a particular transaction by which a person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of the Rights Agreement as they may apply with respect to any such transaction.

Rights of Holders

Until a Right is exercised, a Right does not give its holder any rights as a stockholder of the Company, including, without limitation, any dividend, voting or liquidation rights.

Anti-Dilution Provisions

The Board may adjust the Exercise Price, the number of Series A Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Series A Preferred Shares or Common Shares.

No fractional Series A Preferred Shares will be issued other than fractions which are integral multiples of one one-hundredth of a share, and, in lieu thereof, an adjustment in cash may be made based on the current market price of the Series A Preferred Shares.

Tax Consequences

The adoption of the Rights Agreement and the subsequent distribution of the Rights to stockholders should not be a taxable event for the Company or its stockholders under presently existing U.S. federal income tax laws. However, if the Rights become exercisable or if the Rights are redeemed, stockholders may recognize taxable income, depending on the circumstances then existing.

Accounting Treatment

The distribution of the Rights as a dividend to the Company’s stockholders is not expected to have any financial accounting or reporting impact. The fair value of the Rights is expected to be zero when they are distributed because the Rights will be “out of the money” when distributed and no value should be attributable to them. Additionally, the Rights do not meet the definition of a liability under generally accepted accounting principles in the United States and are therefore not accounted for as a long-term obligation.

Authority of the Board

When evaluating decisions relating to the redemption of the Rights or any amendment to the Rights Agreement to delay or prevent the Rights from detaching and becoming exercisable as a result of a particular transaction, pursuant to the Rights Agreement, the Board, or any future board of directors, will not be subject to restrictions such as those commonly known as “dead-hand,” “slow-hand,” “no-hand,” or similar provisions.

Certain Anti-Takeover Effects

The Rights are not intended to prevent a takeover of the Company and should not interfere with any merger or other business combination approved by the Board. However, the Rights may cause substantial dilution to a person or group that acquires beneficial ownership of 4.99% or more of the issued and outstanding Common Shares (which includes, for this purpose, stock referenced in derivative transactions and securities) without the approval of the Board.

SEC Registration

Since the Rights are not exercisable immediately, registration with the SEC of the Series A Preferred Shares issuable upon exercise of the Rights is not expected to be required until such time, if any, as the Rights become exercisable.

Item 3.03      Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement described in Item 1.01 above, on July 24, 2020, the Board approved the Series A Certificate of Designation. The Series A Certificate of Designation sets forth the rights, powers and preferences of the Series A Preferred Shares. The Company intends to file the Series A Certificate of Designation with the Secretary of State of the State of Nevada imminently, and, in any event, as soon as reasonably practicable.

The summary of the rights, powers and preferences of the Series A Preferred Shares set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Series A Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
Exhibit 3.1	Certificate of Designation of Series A Preferred Stock of Enterprise Diversified, Inc.

Exhibit 4.1	Tax Benefit Preservation Plan, dated as of July 24, 2020, by and between Enterprise Diversified, Inc. and Colonial Stock Transfer Company, Inc., as rights agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE DIVERSIFIED, INC, (Registrant)
Date: July 29, 2020	By:	/s/ Steven L. Kiel
Name: Steven L. Kiel
Title: Executive Chairman